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                                                                     EXHIBIT 3.6


                           CHICKEN KITCHEN CORPORATION



         Class B Common Stock Election Form for Common Stockholders

         Enclosed for your information is a copy of the Articles of Amendments to the Articles of Incorporation which sets forth the change of the Company's outstanding Common Stock into Class A Common Stock and/or Class B Common Stock.

         HOLDERS OF SHARES OF CHICKEN KITCHEN CORPORATION COMMON STOCK WHO DO NOT WISH TO CONVERT THEIR SHARES OF CHICKEN KITCHEN CORPORATION COMMON STOCK INTO CLASS B COMMON STOCK DO NOT NEED TO SUBMIT THIS ELECTION FORM OR ANY CERTIFICATES AT THIS TIME. EACH SHARE OF CHICKEN KITCHEN CORPORATION COMMON STOCK OWNED BY ANY SUCH NON-ELECTING HOLDER AUTOMATICALLY WILL BE CONVERTED INTO ONE (1) SHARE OF CLASS A COMMON STOCK WITHOUT ANY FURTHER ACTION.

         In order to receive Class B Common Stock, this election form must be returned to the Company with the holders certificates for shares of Common Stock of Chicken Kitchen Corporation by February 20, 1998. It is the holder's responsibility to assure delivery of such certificates and the election form by such date.

                                     CHICKEN KITCHEN CORPORATION


                                     By:
                                        ----------------------------
                                        Christian M. DeBerdouare
                                        President





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                           CHICKEN KITCHEN CORPORATION


         Class B Common Stock Election Form for Preferred Stockholders


         Enclosed for your information is a copy of the Articles of Amendments to the Articles of Incorporation which sets forth the change of the Company's outstanding Common Stock into Class A Common Stock and/or Class B Common Stock.

         HOLDERS OF SHARES OF CHICKEN KITCHEN CORPORATION PREFERRED STOCK WHO DO NOT WISH TO RECEIVE CLASS B COMMON STOCK UPON THE CONVERSION OF THEIR PREFERRED STOCK DO NOT NEED TO SUBMIT THIS ELECTION FORM OR ANY CERTIFICATES AT THIS TIME. EACH SHARE OF CHICKEN KITCHEN CORPORATION PREFERRED STOCK OWNED BY ANY SUCH NON-ELECTING HOLDER WILL, UPON CONVERSION, BE CONVERTED INTO CLASS A COMMON STOCK.

         In order to receive Class B Common Stock upon conversion of your Preferred Stock, this election form must be returned to the Company with the holders certificates for shares of Preferred Stock of Chicken Kitchen Corporation by February 20, 1998. It is the holder's responsibility to assure delivery of such certificates and the election form by such date.



                                   CHICKEN KITCHEN CORPORATION



                                   By:
                                      ----------------------------
                                      Christian M. DeBerdouare
                                      President









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                         DESIGNATION, SERIES A PREFERRED




                              DESIGNATION STATEMENT

     Christian de Berdouare and David Krasna certify that they are the President and Secretary, respectively, of Chicken Kitchen Corporation, a Florida corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Articles of Incorporation, as amended, and Section 607.047 of the Florida General Corporation Act, the Board of Directors of the Corporation adopted the following resolutions on October 19, 1997; and that none of the Series A Convertible Preferred Stock referred to in these Designation Statement has been issued.

     1. Creation of Series A Convertible Preferred Stock. There is hereby created a series of preferred stock consisting of 4,000 shares and designated as the Series A Convertible Preferred Stock, having the voting powers, preferences, relative, participating, limitations, qualifications optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

     2. Dividend Provisions. The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, an 8% annual dividend, equal in value to $80.00 per share, payable on each July 1 commencing on July 1, 1998 on conversion pro rata based on a 360-day year. In the option of the Corporation, such dividend may be paid in cash or in Common Stock valued at the Conversion Rate in effect as of such July 1 or the Conversion Date. Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock with respect to dividends.

     3. Redemption Provisions. The Series A Convertible Preferred Stock is not redeemable except with the written consent of the holders thereof.

     4. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount equal to $1,300.00 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for the Series A Convertible Preferred Stock and all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the common stock. In the event the assets of the Corporation available for distribution to its



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shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid the Corporation's Series A Convertible Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the Series A Convertible Preferred Stock, then to any other series of Preferred Stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the common stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Florida General Corporation Act and (iii) the rights contained in other Sections hereof.

     5. Conversion Provisions. The holders of shares of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. (1) Each share of Series A Convertible Preferred Stock (the "Preferred Shares") shall be convertible, at the option of its holder, at any time, into a number of shares of common stock of the Company (the "Common Stock") at the initial conversion rate (the "Conversion Rate") defined below. The initial Conversion Rate, subject to the adjustments described below, shall be a number of shares of Common Stock equal to $1,000 divided by the lower of (i) Sixty-Five Percent (65%) of the average Market Price of the Common Stock for the five trading days immediately prior to the Conversion Date (defined below) or (ii) $1.265625, increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock dividend. For purposes of this Section 5(a)(1), Market Price for any date shall be the closing bid price of the Common Stock on such date, as reported by the Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc., or by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), if the Common Stock is then traded on NASDAQ.

     (2) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Shares, and in lieu thereof the number of shares of Common Stock issuable for each Preferred Share converted shall be rounded to the nearest whole number. Such number of whole shares of Common Stock issuable upon the conversion of one Preferred Share shall be multiplied by the number of Preferred Shares submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock issuable in connection with any conversion.

     (3) In order to convert the Preferred Shares into shares of Common Stock, the holder of the Preferred Shares shall: (i) complete, execute and deliver to the Corporation the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"); and (ii) surrender the certificate or








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     certificates representing the Preferred Shares being converted (the
     "Converted Certificate") to the Corporation. The Notice of Conversion shall be effective and in full force and effect if delivered to the Corporation by facsimile transmission at (305) 867-4485. Provided that a copy of the Notice of Conversion is delivered to the Corporation on such date by facsimile transmission or otherwise, and provided that the original Notice of Conversion and the Converted Certificate are delivered to the Corporation within three (3) business days thereafter at 5415 Collins Avenue, Suite 305, Miami, Florida 33140, the date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date set forth therefor in the Notice of Conversion; and the person or persons entitled to receive the shares of Common stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to the Corporation within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Corporation shall, within two (2) business days thereafter, return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of Preferred Shares that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Corporation shall deliver, together with the certificates for the shares of Common Stock issuable upon such conversion as provided herein, a certificate representing the remaining number of Preferred Shares not converted.

     (4) Upon receipt of a Notice of Conversion, the Corporation shall absolutely and unconditionally be obligated to cause a certificate of certificates representing the number of shares of Common Stock to which a converting holder of Preferred Shares shall be entitled as provided herein, which shares shall constitute fully paid and nonassessable shares of Common Stock that are freely transferable on the books and records of the Corporation and its transfer agents, to be issued to, delivered by overnight courier to, and received by such holder by the fifth (5th) calendar day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

     (5) No less than 25 shares of Series A Convertible Preferred Stock may be converted at any one time, unless the holder then holds less than 25 shares and converts all shares at that time.

     (b) Adjustments to Conversion Rate. (1) Reclassification, Exchange and Substitution. If the Common Stock issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or






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     combination of shares provided for above), the holders of the Series A
     Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change.

     (2) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (5) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

     (3) Additional Shares In the event (a) the Company does not file a registration statement under the Securities Act of 1933 covering the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock within 30 days of Novmeber 11, 1997 (the "Closing Date"), (b) the registration statement is not declared effective within 120 days of the Closing Date or (c) the Company does not issue the Common Shares within the time limits set forth in the penultimate sentence of Section 5(a)(1), the Conversion Rate shall be adjusted to increase the number of shares of common stock assessable by 5%. The foregoing adjustments are cumulative and not exclusive of each other, with the intent that the adjustments under this section 3(b)(3) may be a total of 5%, 10% or 15%.

     (c) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this
     Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.






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     (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

     (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

     (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Series A Convertible Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Corporation to fulfill its obligations to the holders hereunder, the Corporation will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (g) Notices. Any notices required by the provisions hereof to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address






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     of such holder or its representative as such holder may direct.


      6. Voting Provisions. Except as otherwise expressly provided or required by law, the Series A Convertible Preferred Stock shall have no voting rights.

     IN WITNESS WHEREOF, the Company has caused this Designation Statement of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this 12th day of November, 1997 who, by signing their names hereto, acknowledge that this Designation Statement is the act of the Company and state to the best of their knowledge information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.


                           CHICKEN KITCHEN CORPORATION




                           Christian de Berdouare, President


                           David Krasna, Secretary










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EXHIBIT A


                             CONVERSION CERTIFICATE


                           CHICKEN KITCHEN CORPORATION


                      Series A Convertible Preferred Stock


         The undersigned holder (the "Holder") is surrendering to Chicken Kitchen Corporation, a Florida corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $.0005 par value per share, of the Company (the "Common Stock") as set forth below.

         1. The Holder understands that the Preferred Stock were issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

         2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

         Number of Shares of Preferred Stock being converted:


         Applicable Conversion Price:


         Number of Shares of Common Stock Issuable:


         Number of Dividend Shares:


         Conversion Date:


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         Delivery Instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:




                                    NAME OF HOLDER:




                                    (Signature of Holder)